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EXHIBIT 99.3

REAL ESTATE PURCHASE AGREEMENT

        THIS REAL ESTATE PURCHASE AGREEMENT (this "Agreement"), by and between AMERICAN BODY BUILDING PRODUCTS, L.L.C., an Illinois limited liability company, or its nominee (the "Purchaser" or "Buyer"), and WEIDER NUTRITION GROUP, INC., a Utah corporation, ("Seller"), is entered into pursuant to and forms part of that certain Asset Purchase Agreement ("Asset Purchase Agreement") dated July 26, 2002 (the "Effective Date"), by and between Purchaser and Seller hereunder.

RECITALS

        A.    Seller currently owns the fee simple title to certain real estate commonly known as 1756 Industrial Road, Walterboro, South Carolina, as more particularly described on Exhibit A attached hereto (the "Land").

        B.    Purchaser desires to purchase from Seller, and Seller desire to sell to Purchaser, the Property (as hereinafter defined) for the consideration, on the terms, and subject to the conditions hereinafter set forth herein.

        C.    Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Asset Purchase Agreement. In the event of an inconsistency between the terms of this Agreement and the Asset Purchase Agreement with respect to the Property, the terms of this Agreement shall govern.

AGREEMENTS

        NOW, THEREFORE, in consideration of the recitals and the mutual promises, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1.    Sale and Purchase    Subject to the terms and conditions of this Agreement and the above recitals which are by this reference incorporated herein, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller the following (collectively, the "Property"):

  i.
  The Land and any and all of the rights, privileges, easements and appurtenances to the Land, including, without limitation, all of Seller's rights in any mineral rights, easements, rights-of-way, gas and hydrocarbons, and other appurtenances used or connected with the beneficial use or enjoyment of the Land;

  ii.
  The building located on the Land, containing approximately 55,000 square feet, with the common street address of 1756 Industrial Road, Walterboro, South Carolina and all other improvements, structures, fixtures, parking areas and other improvements of any kind or nature whatsoever located on the Land (collectively, the "Building");

  iii.
  Any and all of Seller's interest in the following, to the extent the same can be assigned to Purchaser: (i) third party guaranties and warranties covering the Building, including guaranties and warranties pertaining to construction of the Building; (ii) all air rights, excess floor area rights and other development rights relating or appurtenant to the Land or the Building; (iii) all rights to obtain utility service in connection with the Building and the Land; (iv) assignable licenses and other governmental permits and permissions relating to the Land and the Building (all of the foregoing are collectively, "Intangible Property").

Seller agrees to sell, and Purchaser agrees to purchase, the Property, which shall be transferred pursuant to a recordable warranty deed in substantially the form attached hereto as Exhibit B (the "Deed").

        Section 2.    Purchase Price.    Purchaser and Seller agree that the Purchase Price of the Property shall be as determined pursuant to the Asset Purchase Agreement. Purchaser shall pay the Purchase Price by (a) assuming Seller's obligations, as mortgagor and borrower, under (i) that certain Mortgage of Real Estate dated April 12, 1994 and recorded in M.R.E. Book 570 at page 337 in the office of the Clerk of Court for Colleton County, South Carolina; and (ii) that certain Note dated April 12, 1994 in favor of W.C. Padgett, as lender ("Lender") (the items in (i) and (ii) are collectively referred to herein as the "Mortgage"); and (b) paying the balance of the Purchase Price pursuant to the terms of the Asset Purchase Agreement.

        Section 3.    Closing.    The consummation of the transactions herein contemplated ("Closing") is contingent upon and shall take place concurrently with the closing contemplated under the Asset Purchase Agreement (the "Closing Date"). The transaction herein contemplated shall be closed through an escrow with Chicago Title Insurance Company ("Title Company") at Wheaton, Illinois, on the Closing Date, in accordance with the general provisions of the usual form of "New York Style" Deed and Money Escrow Agreement then in use by Title Company, with such special provisions inserted in the escrow agreement as may be required to conform with this Agreement ("Escrow"). Seller shall deliver the Deed and other documents to be delivered pursuant to Section 12(a) hereto through Escrow. Seller and Purchaser (if required) shall execute reasonable gap undertakings in the form required by the Title Company in order to close by a "New York Style" closing, in a form reasonably acceptable to Seller and Purchaser, as applicable.

        Section 4.    Possession.    Possession of the Property shall be granted to Purchaser, free and clear of the rights of third parties (other than as set forth in the Title Policy), on the Closing Date, and all keys, access codes, and other similar information shall be provided to Purchaser at that time.

        Section 5.    [Intentionally Omitted].

        Section 6.    Representations and Warranties of Seller.    Seller represents and warrants that as of the Effective Date:

        (a)  except as set forth on Schedule 3.13 of the Asset Purchase Agreement, Seller has not received any written notices from any city, village or other governmental authority, nor is Seller aware, to Seller's Knowledge, of (i) any zoning, environmental, building, fire or health code violations with respect to the Property which have not been corrected by Seller which would reasonably be expected to have a Material Adverse Effect (as defined in the Asset Purchase Agreement) on the Property; (ii) pending rezoning, reassessment, condemnation, or special assessment proceedings affecting the Property which would reasonably be expected to have a Material Adverse Effect on the Property; (iii) the presence and/or required clean-up or abatement of any Hazardous Substance (as defined in the Asset Purchase Agreement) on or in the Property or affecting the groundwater thereunder, which has not been corrected by Seller which would reasonably be expected to have a Material Adverse Effect on the Property; or (iv) the existence of any areas on the Property which do or might constitute a federally protected wetland area.

        (b)  all utilities serving the Property are adequate in all material respects for the purpose of manufacturing the Products (as defined in the Asset Purchase Agreement) on the Property, as the same is presently being conducted by Seller, and all means of ingress and egress are adequate in all material respects for the purpose of manufacturing the Products on the Property, as the same is presently being conducted by Seller.

        (c)  other than as may be set forth in that certain Phase I dated May 15, 2000 prepared by VERTEX Engineering Services, Inc. in connection with the Property ("Phase I"), and specifically excluding zoning compliance under the current version of the Colleton County Land Management Ordinance, in connection with Seller's ownership of the Property, Seller has complied with and is not in default under or in breach or violation of any applicable Law (as defined in the Asset Purchase Agreement) of any Government Entity (as defined in the Asset Purchase Agreement), except, in each case, where any breach or violation would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

        (d)  except as disclosed in Section 3.17 of the Asset Purchase Agreement, there is no material litigation pending against the Property or, to Seller's Knowledge, threatened before any court which would reasonably be expected to have a Material Adverse Effect on the Property.

        (e)  Seller has received no written notice of any special assessments of any nature with respect to the Property or any part thereof, nor has Seller received any written notice of any special assessments being contemplated.

        (f)    other than as may be set forth in the Phase I, to Seller's Knowledge, (i) there is no current or prior violation of any Environmental Law with respect to the Property; and (ii) no claims have been made or threatened by any third party with respect to the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or related to any Hazardous Substance.

        (g)  the principal balance under the Mortgage as of the Effective Date is approximately Two Hundred Forty Six Thousand Dollars ($246,000).

        With respect to this Section 6, (i) "Seller's Knowledge" shall have the meaning as ascribed to it in the Asset Purchase Agreement, and (ii) all of the indemnification provisions in Article IX of the Asset Purchase Agreement relating to Seller's representations and warranties therein shall be incorporated herein by this reference and shall apply to Seller's representations and warranties in this Section 6, including but not limited to the limitation on the indemnity period set forth in Section 9.5 of the Asset Purchase Agreement.

        Section 7.    Buyer's Post Closing Covenants.

        (a)  Pursuant to that certain Assignment and Assumption of Mortgage and Note dated of even date herewith (the "Assignment and Assumption of Mortgage"), Buyer is assuming all of Seller's obligations under the Mortgage. Buyer hereby covenants to timely comply with all provisions of the Mortgage, including but not limited to (i) timely making all monthly payments to Lender when due, (ii) maintaining the applicable insurance required by the Mortgage, and (iii) not doing or suffering any act that would impair or weaken the value of the Property as security for the debt evidenced by the Mortgage.

        (b)  As soon as reasonably practicable after the Closing Date, Buyer covenants to use commercially reasonable efforts to (i) pay off the Mortgage in full, and (ii) obtain from Lender a full release of Buyer's and Seller's obligations in connection with the Mortgage.

        With respect to this Section 7, all of the indemnification provisions in Article IX of the Asset Purchase Agreement relating to Buyer's indemnification of Seller therein shall be incorporated herein by this reference and shall apply to Buyer's post closing covenants set forth in this Section 7; provided, however, that the limitation on the indemnity period in Section 9.5 of the Asset Purchase Agreement shall not apply to the indemnity of the post closing covenants in this Section 7. The provisions of this Section 7 shall survive Closing, until such time that Buyer fulfills the provisions of 7(b)(i) and 7(b)(ii) above.

        Section 8.    Conditions to Closing.

        (a)  Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction contemplated hereunder shall be subject to the fulfillment on or before the date of Closing of all of the conditions set forth in this Section 8(a) below, any of which may be waived by Purchaser in its sole and absolute discretion.

          (i)    Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to this Agreement, including but not limited to those provided in Section 12(a) hereof;

          (ii)  All of the representations and warranties of Seller contained in Section 6 of this Agreement shall be true and correct in all material respects as of the Closing;

          (iii)  The Title Company shall have issued or irrevocably committed to issue the Title Policy; and

          (iv)  Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

        (b)  Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction contemplated hereunder shall be subject to the fulfillment on or before the date of Closing of all of the conditions set forth in this Section 8(b) below, any of which may be waived by Seller in its sole and absolute discretion.

          (i)    Seller shall have received the Purchase Price as provided in the Asset Purchase Agreement, and payable in the manner provided for in the Asset Purchase Agreement;

          (ii)  Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to those provided for in Section 12(b) hereof; and

          (iii)  Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

        Section 9.    Survey.    Purchaser shall be entitled to obtain, at Purchaser's cost and expense, an ALTA/ACSM survey ("Survey") for the Property certified to Purchaser and the Title Company (a) sufficient to be used as a basis for deletion of the standard survey exception in the title insurance policy referred to in Section 10 and the issuance of extended coverage by the Title Company, (b) prepared by a surveyor licensed in South Carolina and reasonably acceptable to Purchaser, and (c) certifying the flood zone, if any, in which the Property is located.

        Section 10.    Title Insurance.    Prior to Closing, Purchaser shall be entitled to obtain, at Purchaser's sole cost and expense, a written commitment of the Title Company committing to insure Purchaser's fee simple title to the Property under the current ALTA form policy in the amount of the Purchase Price, which commitment shall be in a form satisfactory to Purchaser (the "Title Commitment"). On the Closing Date, the Title Company shall issue an ALTA 1992 Owner's Policy of Title Insurance or irrevocable commitment to issue same covering the Property in the amount of the Purchase Price (the "Title Policy"). Purchaser shall pay the premium for such Title Policy. Purchaser may obtain such endorsements and coverages from the Title Company as Purchaser may desire, at Purchaser's sole cost and expense. To the extent necessary, Seller agrees to reasonably cooperate with Purchaser in obtaining such endorsements and/or coverages from the Title Company.

        SECTION 11.    DISCLAIMERS.    PURCHASER ACKNOWLEDGES THAT IT IS CONDUCTING ITS OWN INVESTIGATION TO DETERMINE THE CONDITION OF THE PROPERTY. PURCHASER AND SELLER AGREE THAT, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN SECTION 6 HEREIN, SELLER HAS NOT MADE ANY REPRESENTATIONS, WARRANTIES, OR AGREEMENTS AS TO ANY MATTERS CONCERNING THE PROPERTY AND PURCHASER IS PURCHASING THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS" AND PURCHASER ACCEPTS AND AGREES TO BEAR ALL RISK REGARDING ALL ATTRIBUTES AND CONDITIONS RELATING TO THE PRESENCE OF HAZARDOUS WASTE OR MATERIALS ON, UNDER OR ABOUT THE PROPERTY OR ON ADJOINING OR NEIGHBORING PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER DOES NOT WARRANT AND SHALL HAVE NO RESPONSIBILITY OR LIABILITY WHATSOEVER FOR OR WITH RESPECT TO ANY PROJECTIONS OR ESTIMATES OF ANY KIND OR VALUE OF ANY FUTURE INCOME OR EXPENSE OF OR FROM THE PROPERTY. PURCHASER ACKNOWLEDGES THAT IT HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND EXCEPTING MATTERS REPRESENTED BY SELLER IN SECTION 6 HEREIN, WILL RELY SOLELY UPON THE SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT THERETO. THIS SECTION 11 SHALL SURVIVE CLOSING.

        Section 12.    Documents to be Delivered at Closing.

        (a)  Seller's Closing Documents. Seller shall deliver to Escrow, on or before the Closing Date, the following documents, all of which shall be subject to Purchaser's prior review and approval as to form, scope and substance, the delivery of all of which shall be a specific condition to Closing:

          (i)    The Deed, which Deed shall be in substantially the form attached hereto as Exhibit B;

          (ii)  A non-foreign certificate;

          (iii)  ALTA statement; in substantially the form attached hereto as Exhibit C;

          (iv)  Affidavit of Consideration;

          (v)  If required by the Title Company, reasonable "GAP" undertaking of Seller in a form reasonably satisfactory to Seller;

          (vi)  Assignment and Assumption of Mortgage;

          (vii) Such proof of Seller's authority and authorization to enter into this Agreement and perform Seller's obligations under this Agreement as may be reasonably required by the Title Company, including corporate resolutions and incumbency certificates; and

          (viii)  Such other documents as Purchaser may reasonably request to enable Purchaser to consummate the transaction contemplated by this Agreement; provided none of said additional documents imposes any cost or obligation upon Seller not otherwise specifically imposed upon Seller pursuant to the terms of this Agreement or the Asset Purchase Agreement.

        (b)  Purchaser's Closing Documents. Purchaser shall deliver to Escrow, on or before the Closing Date, the following monies and documents, the delivery of all of which shall constitute a specific condition to Closing:

          (i)    The Purchase Price payable pursuant to the Asset Purchase Agreement, plus or minus Purchaser's share of closing costs and prorations pursuant to the terms of this Agreement;

          (ii)  Assignment and Assumption of Mortgage; and

          (iii)  Such other documents as Seller may reasonably request to enable Seller to consummate the transaction contemplated by this Agreement, provided none of said additional documents imposes any cost or obligation upon Purchaser not otherwise specifically imposed upon Purchaser pursuant to the terms of this Agreement or the Asset Purchase Agreement.

        Section 13.    Real Property Taxes.    Any allocations of taxes related to the Property shall be governed by the Asset Purchase Agreement.

        Section 14.    Closing Costs.    Purchaser shall bear the cost of the Title Policy and for extended coverage endorsements and any other special endorsements, as well as the cost of any recording fees with respect to the Deed. All other costs and expenses in connection with the transaction contemplated by this Agreement shall be borne by Purchaser and Seller in the manner in which such cost and expenses are customarily allocated between the parties at closings of real property similar to the Property in the Waterboro, South Carolina area. Except as specifically provided elsewhere in this Agreement, each party hereto shall pay its own attorneys' fees incurred with respect to the preparation and negotiation of this Agreement and the Closing of the transactions contemplated hereby.

        Section 15.    Environmental Reports.    BUYER ACKNOWLEDGES THAT (1) BUYER HAS RECEIVED COPIES OF THE ENVIRONMENTAL REPORTS LISTED ON EXHIBIT D ATTACHED HERETO WITHOUT REPRESENTATION AND WARRANTY, AND (2) IF SELLER DELIVERS ANY ADDITIONAL ENVIRONMENTAL REPORTS TO BUYER, BUYER WILL ACKNOWLEDGE IN WRITING THAT IT HAS RECEIVED SUCH REPORTS PROMPTLY UPON RECEIPT THEREOF. SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION FROM ANY ENVIRONMENTAL REPORT. BUYER SHALL HAVE NO CLAIMS AGAINST THE PREPARER OF ANY ENVIRONMENTAL REPORT PROVIDED BY SELLER. BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE CONTINGENCY PERIOD, ITS OWN INVESTIGATION OF THE ENVIRONMENTAL CONDITION OF THE PROPERTY TO THE EXTENT BUYER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE.

        Section 16.    Performance.    Time is of the essence of this Agreement.

        Section 17.    Counterparts.    This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        Section 18.    Severability.    If any provision of this Agreement shall be determined to be contrary to Law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

        Section 19.    1445 Compliance.    In addition to the withholding requirements of the State of South Carolina, Seller and Purchaser agree that if any Seller is a "foreign person" within the meaning of Section 1445 of the Code (as defined in the Asset Purchase Agreement), the Purchaser shall withhold or deduct from the sales proceeds a tax equal to ten percent (10%) of the amount realized. This provision shall not apply if Seller furnishes to Purchaser a certificate stating under penalty of perjury that Seller is not a "foreign person" as defined by Section 1445 of the Code.

        Section 21.    Purchaser's Right to Assign.    Purchaser shall not assign all or any portion of its rights under this Agreement without first obtaining Seller's prior written consent; provided, however, that Purchaser shall have the right to assign all or a portion of its rights under this Agreement to an affiliate of Purchaser without obtaining Seller's prior written consent. If Purchaser assigns its rights hereunder, (a) Purchaser shall send Seller written notice of the legal name of the assignee at least five (5) days before Closing, (b) Purchaser shall send a copy of the assignee's express written assumption of Purchaser's obligations under this Agreement, and (c) in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder unless expressly agreed otherwise by Seller in writing.

        Section 22.    Payment of Fees and Expenses.    Each party hereto shall pay all fees and expenses of such party's respective counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby, including any finder's or brokerage fees. In the event any action or proceeding, including, without limitation, arbitration, is commenced by any part for the purposes of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration shall be entitled to recover, as part of any reward, judgment, decision or other resolution of such action, proceeding or arbitration in their favor, their related reasonable attorneys' fees and expenses.

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        IN WITNESS WHEREOF, the parties hereto have executed this Real Estate Purchase Agreement as of the date first set forth above.

PURCHASER:
AMERICAN BODY BUILDING PRODUCTS, L.L.C., an Illinois limited liability company
By:	/s/ ANTHONY P. COSTELLO
Print Name:	Anthony P. Costello
Title:	Manager
SELLER:
WEIDER NUTRITION GROUP, INC. a Utah corporation
By:	/s/ JOSEPH. W. BATY
Print Name:	Joseph W. Baty
Title:	Executive Vice President and Chief Financial Officer

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  EXHIBIT 99.3